EXHIBIT C

                              LETTER OF TRANSMITTAL

                                    Regarding

                                      Units

                                       of

                         ROBECO-SAGE TRITON FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase

                               Dated June 5, 2008



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                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

          AT, 12:00 MIDNIGHT, EASTERN TIME, ON JULY 2, 2008, AND THIS
                         LETTER OF TRANSMITTAL MUST BE

             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
                  ON JULY 2, 2008 UNLESS THE OFFER IS EXTENDED.


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          COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN OR DELIVER TO:

                      SEI Investments Global Funds Services
                            One Freedom Valley Drive
                                 Oaks, PA 19456
                          Attn: Investor Services Team


                           For additional information:


                              Phone: (610) 676-8725
                               Fax: (484) 676-2346

Robeco-Sage Triton Fund, L.L.C.




Ladies and Gentlemen:

                  The undersigned hereby tenders to Robeco-Sage Triton Fund, L.L.C. (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the units of limited liability company interests in the Fund (a "Unit" or "Units" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated June 5, 2008 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

                  The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

                  The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units of the Fund or portions thereof tendered hereby.

                  A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund. The promissory note will also reflect the contingent payment portion of the purchase price (the "Contingent Payment"), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of September 30, 2008 or, if the Offer is extended, approximately 90 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements which is anticipated to be completed not later than 60 days after March 31, 2009, the Fund's fiscal year end, and will be paid promptly thereafter.


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Robeco-Sage Triton Fund, L.L.C.


                  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.


PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:


ROBECO-SAGE TRITON FUND, L.L.C. C/O SEI INVESTMENTS GLOBAL FUNDS SERVICES, ONE FREEDOM VALLEY DRIVE, OAKS, PA 19456, ATTN: INVESTOR SERVICES TEAM.


FOR ADDITIONAL INFORMATION:  PHONE: (610) 676-8725 FAX: (484) 676-2346.


PART 1.   NAME AND ADDRESS:


          Name of Member:      _________________________________________________


          Social Security No.

          or Taxpayer

          Identification No.:  _____________________________


          Telephone Number:    (_______)   _____________________________


PART 2. AMOUNT OF UNITS OF LIMITED LIABILITY COMPANY INTERESTS IN THE FUND BEING TENDERED:


          [ ]      All Units.


          [ ] Portion of Units expressed as a specific dollar value. (A minimum interest with a value greater than: $250,000 (or $100,000, if the Member is a client of Robeco Securities, L.L.C. or of another dealer authorized to sell Units), or such other amount as is determined by the Board of Managers, must be maintained in the Fund (the "Required Minimum Balance").)


                               $_______________


          [ ] Portion of Units. (A minimum interest with a value greater than the Required Minimum Balance must be maintained in the Fund.)


                               Number of Units: ______________


          [ ]      All Units in excess of the Required Minimum Balance.


                   *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be


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
Robeco-Sage Triton Fund, L.L.C.


                   purchased  from  the  undersigned   so   that  the   Required
                   Minimum Balance is maintained.


PART 3.  PAYMENT.


         CASH PAYMENT
         ------------


         Cash Payments shall be wire transferred to the following account:



                        _________________________________
                                  Name of Bank
                        _________________________________
                                 Address of Bank
                        _________________________________
                                   ABA Number
                        _________________________________
                                 Account Number

                        _________________________________
                        Name Under Which Account Is Held


         PROMISSORY NOTE
         ---------------

         The promissory note reflecting both the initial portion of the purchase price and balance due, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.







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
Robeco-Sage Triton Fund, L.L.C.


PART 4.     SIGNATURE(S).


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
FOR INDIVIDUAL INVESTORS                                     FOR OTHER INVESTORS:
------------------------                                     --------------------
AND JOINT TENANTS:
------------------


____________________________________                         ____________________________________

Signature                                                    Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

ON INVESTOR CERTIFICATION)



____________________________________                         ____________________________________

Print Name of Investor                                       Signature

                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                             ON INVESTOR CERTIFICATION)



____________________________________                         ____________________________________

Joint Tenant Signature if necessary                          Print Name of Signatory and Title

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

 ON INVESTOR CERTIFICATION)



____________________________________                         ____________________________________

Print Name of Joint Tenant                                   Co-signatory if necessary

                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                              ON INVESTOR CERTIFICATION)



                                                             ____________________________________

                                                             Print Name and Title of Co-signatory


------------------------------------------------ ---------------------------------------------------------

Date: __________________

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